J.P. Morgan 38th Annual Healthcare Conference 2020 Chairman, President and Chief Executive Officer Timothy Walbert Exhibit 99.2

Forward-Looking Statements This presentation contains forward-looking statements, including, but not limited to, statements related to expected financial performance and operating results in 2019 and future periods, including potential growth in net sales of certain of Horizon’s medicines and estimated net sales of new medicines after launch; plans with respect to product development efforts; expected timing of clinical trials and regulatory submissions and decisions; potential market opportunity for and benefits of Horizon’s medicines and medicine candidates; and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; Horizon’s ability to grow net sales from existing medicines and successfully launch new medicines; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; risks relating to Horizon’s ability to successfully implement its business strategies; risks inherent in developing novel medicine candidates and existing medicines for new indications; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information.

Agenda Our Growth, Evolution and Strategy Teprotumumab: Potential to be the First and Only Approved Medicine for Thyroid Eye Disease (TED) KRYSTEXXA: Optimizing the Growth Trajectory of the Only Approved Medicine for Uncontrolled Gout R&D Pipeline: Expanding to Support Sustainable Growth; Announcing Two New Programs Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale.

Horizon: A Differentiated Investment Opportunity We are a leading profitable biopharmaceutical company Differentiated commercial model; generating annual net sales of $1.29B(1) 8 years post IPO Focused on rare diseases, rheumatology, nephrology, ophthalmology and endocrinology Two high-growth drivers with >$2B in combined peak U.S. annual net sales potential(2) Delivering innovative therapies to patients Deep development expertise with proven track record Building a pipeline through M&A to support sustainable long-term growth Generating high returns for shareholders Outperformed NBI for 1, 3, 5 years Our prospects position us with a top-tier growth profile HZNP NBI (Nasdaq Biotechnology Index) (1) Midpoint of 2019 Company net sales guidance. (2) Horizon estimate. Total Shareholder Return at Dec. 31, 2019 overall_1_131631021853224434 columns_1_131631021853224434 21_0_132146899895425410 26_0_132146899895425410 27_0_132146899895425410 Today We are in Our Strongest Position Ever Key Takeaways MIRROR: Trials evaluating the use of KRYSTEXXA in combination with methotrexate to increase the response rate. RCT: Randomized controlled trial. Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale. (1) Horizon estimate. (2) MIRROR open-label response rate of 79 percent compared to Phase 3 blinded, placebo-controlled clinical trial data of 42 percent. (3) Net leverage as of Sept. 30, 2019. Increasing peak U.S. annual net sales expectations for our key growth drivers KRYSTEXXA: >$1B(1) Teprotumumab: >$1B(1) Maximizing growth drivers through additional R&D programs New: KRYSTEXXA shorter-infusion study; designed to improve patient convenience New: Teprotumumab exploratory study in diffuse cutaneous scleroderma Generated positive results of KRYSTEXXA MIRROR open-label immunomodulation trial New Data: 79 percent of patients achieved complete response(2) MIRROR RCT underway to enable KRYSTEXXA label enhancement Strengthened capital structure Significantly reduced gross debt in 2019 with 1.1x net leverage(3); below target of 2.0x overall_1_131631021853224434 columns_1_131631021853224434 21_0_132146899895425410 26_0_132146899895425410 27_0_132146899895425410 Our Unique Biopharma Model is Delivering on Our Third Phase of Growth and Evolution Our Strategy: Maximizing Key Growth Drivers While Expanding Pipeline for Sustainable Growth Net Sales $7M(3) $297M(2) $1.29B(1) Formation Created sustainable, cash-flow positive company via initial portfolio Built out commercial capabilities IPO in 2011 with 2 medicines Rare Disease Focus Reinvested cash flow into acquiring rare disease portfolio Invested in repositioning and rejuvenating KRYSTEXXA Built out R&D capabilities Expanding Pipeline and Therapeutic Area Focus Maximizing KRYSTEXXA opportunity Reinvesting cash flow into teprotumumab launch and growth Building pipeline and presence in core therapeutic areas 10 medicines; 6 for rare diseases 2011-2013 2014-2019 2019+ (1) Midpoint of 2019 Company net sales guidance. (2) Net sales for year ended Dec. 31, 2014. (3) Net sales for year ended Dec. 31, 2011. Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale.

Our Prospects Position Us with a Top-Tier Growth Profile Non-GAAP Operating Income Target Strong Double-digit CAGR Net Sales Target Double-digit CAGR KRYSTEXXA: Peak Net Sales >$1B(1) Teprotumumab: Peak Net Sales >$1B(1) Meaningful operating margin expansion, inclusive of increased R&D investment Growth Drivers Well Positioned to Deliver Sustainable Top-Tier Growth and Enhanced Shareholder Value Note: Projections could change significantly as a result of any acquisitions or divestitures. (1) Horizon estimate. Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale.

KRYSTEXXA exemplifies our industry-leading holistic approach; we are leveraging this expertise with teprotumumab KRYSTEXXA was an underperforming and undervalued asset at acquisition in January 2016 We transformed its growth trajectory through strong commercial execution, quadrupling annual net sales in 3 years We are driving continued growth opportunities for KRYSTEXXA; projecting peak U.S. annual net sales of >$1B(1) We are further maximizing KRYSTEXXA through our immunomodulation clinical strategy so more patients can benefit We Employ a Holistic Approach to Maximize the Value of Our Medicines for Patients We DEEPLY UNDERSTAND the medicine, the disease and the market dynamics, investing in clinical data to advance the science We develop the right CLINICAL STRATEGY to improve physician understanding and clinical conviction to benefit more patients and optimize growth We develop the right COMMERCIAL STRATEGY, TEAM AND INFRASTRUCTURE to support our patients and drive uptake (1) Horizon estimate. Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale.

# Transformed Our R&D Organization to Deliver on Our Future Promise

*Tremendous Progress in Two Years*

## 2018

**Built experienced R&D leadership team**
with deep drug development expertise; agile execution and proven track record

- Recruited industry veteran to lead and build R&D organization
- Added leadership team with broad expertise and capabilities/experience
- Experience across broad range of therapeutic areas and rare diseases
- 100+ molecules developed across team

## 2019

**Accelerated delivery on near-term transformative priorities**
including teprotumumab development and improvement of KRYSTEXXA profile

- Teprotumumab: Accelerated development program and BLA submission
- KRYSTEXXA: Optimizing product profile targeting response rate
- Opened new South San Francisco facility
- Initiated HemoShear collaboration to discover new targeted therapies for gout

## 2020+

**Maximizing and expanding pipeline**
of early and late stage medicines to drive sustainable growth

- Teprotumumab: March 8, 2020 PDUFA date; evaluating additional indications
- KRYSTEXXA: Continuing to optimize product profile and convenience
- Growing pipeline through M&A

BLA: Biologics License Application.
PDUFA: Prescription Drug User Fee Act.
Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale.

9

# Expanding Our Pipeline with Two New Programs to Maximize Our Current Portfolio; Announcing KRYSTEXXA MIRROR Open-Label Data

| MEDICINE / PROGRAM | DESCRIPTION | PRE-CLINICAL | PHASE 1 | PHASE 2 | PHASE 3 | PHASE 3b/4 |
|---|---|---|---|---|---|---|
| **KRYSTEXXA Immunomodulation** | • **MIRROR Open-Label (complete)**<br>• **MIRROR Randomized Controlled Trial** | | | | | ●<br>● |
| KRYSTEXXA Nephrology | • PROTECT study in kidney transplant patients with uncontrolled gout | | | | | ● |
| **KRYSTEXXA Shorter-Infusion Duration[1]** | • **Open-label study** | | | | | ● |
| PROCYSBI | • Delayed-release oral granules in packets; NDA under review | | | | | ● |
| Teprotumumab Thyroid Eye Disease | • OPTIC-X trial: Phase 3 extension study | | | | ● | |
| **Teprotumumab Diffuse Cutaneous Scleroderma[1]** | • **Exploratory study** | | ● | | | |
| HZN-003 Next-Gen Uncontrolled Gout | • Optimized uricase and optimized PEGylation for uncontrolled gout | ● | | | | |
| HZN-007 Next-Gen Uncontrolled Gout[2] | • Optimized uricase and PASylation for uncontrolled gout | ● | | | | |
| HemoShear Gout Discovery Collaboration | • Exploration of novel approaches to treating gout | ● | | | | |

Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale. (1) Planned study expected to begin in 2020. (2) Being developed under a collaboration agreement with XL Protein.
MIRROR: Trials evaluating the use of KRYSTEXXA in combination with methotrexate to increase the response rate.
PROTECT: Clinical trial evaluating the effect of KRYSTEXXA on serum uric acid levels in kidney transplant patients with uncontrolled gout.
OPTIC-X: Open-label extension study following Phase 3 trial evaluating teprotumumab for the treatment of Thyroid Eye Disease.

10

Strong Cash Balance and Net Debt Position Sept. 30, 2018 Sept. 30, 2019 Target Gross Leverage(2) 4.9x 2.9x <3.0x Net Leverage(2) 2.9x 1.1x <2.0x Significantly Strengthened Our Capital Structure in 2019 Reduced Gross Debt by $575M in 2019 Gross Leverage: Gross debt to last-12-months adjusted EBITDA. Net Leverage: Net debt to last-12-months adjusted EBITDA. (1) 2018 cash interest expense vs. pro forma annualized 2019 cash interest expense. (2) Net debt and LTM adjusted EBITDA are non-GAAP measures; see reconciliation slides at the end of the presentation for a reconciliation of GAAP to non-GAAP measures. Managing Debt and Leverage Efficiently Reduced gross debt by $575M to $1.418B at Dec. 31, 2019 Extended maturities of $1B of debt to 2026/2027 Reduced interest expense by >40 percent(1) Net leverage ratio of 1.1x at Sept. 30, 2019, down from 2.9x(2)

Teprotumumab Potential Growth Opportunity in Area of Significant Unmet Need

Teprotumumab Has the Potential to Be the First and Only Approved Medicine for Thyroid Eye Disease March 8, 2020 PDUFA Date; Unanimous FDA Advisory Committee Vote 12-0 FDA Advisory Committee vote in December in favor of benefit/risk profile of teprotumumab Impressive Phase 3 results show 82.9 percent of teprotumumab patients with ≥2mm proptosis reduction Significant market education efforts continuing for U.S. commercial launch Multi-functional, highly experienced team has been working with stakeholders since July 2019 (1) Horizon estimate. Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale. PDUFA: Prescription Drug User Fee Act. Raising peak U.S. annual net sales estimate to >$1B(1) Thyroid Eye Disease is a debilitating, vision-threatening, autoimmune disease that severely impacts quality of life Inflammation and tissue expansion behind the eye cause proptosis (bulging of the eyes) Annual U.S. incidence of 15-20K patients eligible for teprotumumab(1)

Thyroid Eye Disease: Rare, Debilitating, Vision-Threatening; Severely Impacts Quality of Life Associated with diplopia (double vision), which is a result of misalignment of eyes Impacts quality of life: Working, driving, reading, sleeping Inflammation and tissue expansion behind the eye causes proptosis, the most disfiguring sign of TED Can impair ability to close eyes, resulting in pain, corneal ulcerations

What We Hear from Thyroid Eye Disease Patients “One of the most heartbreaking complaints we hear from patients with severe TED is, my grandkids are afraid of me.” “I varied from total blindness during surgery to vision that qualified as legally blind.  These problems prevented me from performing my duties as a police sergeant.” Kimberly Dorris Executive Director and CEO of Graves’ Disease and Thyroid Foundation Source: Written testimony submitted to the FDA to support the approval of teprotumumab Ronald Barela Lives with Thyroid Eye Disease Source: Spoken testimony provided at Dec. 13 FDA Advisory Committee Meeting

Active TED Progresses to Inactive TED; Permanent Damage May Require Surgery Exposing Orbit Removing Bone Removing Tissue and Bone Complex and Multiple Surgeries, Including Decompression Surgery Begins as active Thyroid Eye Disease for 1-3 years; Progresses to inactive Thyroid Eye Disease Source: Smith & Douglas (2011). Efficacious therapy Disease Activity Up to 3 years Beyond 3 years Untreated Active Inactive Surgery

Phase 3 Trial: 82.9 Percent of Patients Achieved Primary Endpoint of Proptosis Response Proptosis Response (Reduction of ≥2 mm) at Week 24 Proptosis Responders (%) p<0.001 p<0.001 p<0.001 p<0.001 Difference: 73.45 (95%CI 58.89, 88.01) Teprotumumab (N=41) Placebo (N=42) Proptosis Reduction of 3.32 mm at Week 24(1) Proptosis Reduction (mm) Difference: -2.79 (95%CI -3.40, -2.17) Teprotumumab (N=41) Placebo (N=42) Note: Throughout the 24-week treatment period, patients treated with teprotumumab had an average proptosis reduction of 2.82 mm compared with 0.54 mm for those who received placebo (p<0.001). (1) Change from baseline in proptosis as a continuous variable is based on Mixed-Model Repeated-Measures (MMRM) analysis of covariance (ANCOVA) model with an unstructured covariance matrix including the following terms: baseline score, tobacco use status (non-user, user), treatment group, visit, and visit-by-treatment and visit-by-baseline-score interactions. Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale.

Percentage of participants with a CAS value of 0 or 1 in the study eye Percentage of participants with improvement from baseline of at least one grade in diplopia Mean change from baseline in GO-QoL questionnaire overall score Diplopia Quality of Life Clinical Activity Score Phase 3 Trial: All Secondary Endpoints Met with Statistical Significance p=0.001 p<0.001 p<0.001 Teprotumumab (N=41) Placebo (N=42) Teprotumumab (N=28) Placebo (N=28) Teprotumumab (N=41) Placebo (N=42) Diplopia: Double vision. Note: Only participants who had baseline diplopia (diplopia score >0) were included in the diplopia analysis. GO-QoL: Graves’ Ophthalmopathy Quality of Life. CAS: Clinical Activity Score is a 7-point scale that measures change in orbital inflammation and pain; a score of >3 indicates active Thyroid Eye Disease. Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale.

IBD: Inflammatory bowel disease. Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale. Clinically significant reduction in proptosis Significant improvement in diplopia Reduced inflammation Orbital pain, eyelid and conjunctival swelling and redness Improved patients’ quality of life Functional vision Appearance Hyperglycemia and infusion reactions Potential for IBD exacerbation Hearing impairment Muscle spasms Infection Potential for embryo-fetal toxicity based on animal studies Positive Benefit/Risk Profile for Teprotumumab in Thyroid Eye Disease Benefits Manageable Safety Profile

Teprotumumab: With No Approved Treatment, the Patient Journey is Long and Ill-Defined Surgeries Inactive Stage Repeat Doctor Visits and Tests Before, During and After Diagnosis Primary Care Ophthalmologist Endocrinologist Allergist or Optometrist Steroids up to 8 grams Optic nerve compromised Surgery Steroids fail “Watch and Wait” Approach Active Stage 1-3 Years Patient finally diagnosed with TED Severity increases Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale.

Teprotumumab: Horizon is Simplifying the Process for Patients, Physicians and Sites of Care Surgeries Inactive Stage Repeat Doctor Visits and Tests Before, During and After Diagnosis Primary Care Ophthalmologist Endocrinologist Allergist or Optometrist Steroids up to 8 grams Optic nerve compromised Surgery Steroids fail “Watch and Wait” Approach Active Stage 1-3 Years Patient finally diagnosed with TED Severity increases Ophthalmologist / Oculoplastic Surgeon / Neuro-Ophthalmologist Confirms diagnosis and refers patient to site of care Endocrinologist Recognizes TED symptoms and refers to ophthalmologist Teprotumumab Infused at Site of Care Simplifying the Patient Journey Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale.

Disease and treatment education Referral facilitation Reimbursement support 1-to-1 patient support from diagnosis through treatment Direct-to-patient digital disease awareness campaign Grassroots advocacy efforts Logistical support Referral network build out Site-of-care identification and segmentation Disease and treatment education Reimbursement education Disease, unmet need and treatment education Value proposition education to ensure optimal patient access Teprotumumab: Building a Robust Infrastructure to Support All Aspects of the Patient Journey Approximately 100-Person Field Team ~50-person sales force with buy-and-bill experience; 14+ medical scientific liaisons Leveraging Horizon’s extensive experience in patient services and dedicated marketing efforts National and regional teams supporting infusion centers Reimbursement team supporting access Physicians Patient Education & Support Site of Care (Infusion Centers) Payers Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale.

# Teprotumumab: Well Prepared for the Potential Commercial Launch

*Expected Peak U.S. Annual Net Sales of >$1B[(1)]*

| Pre-Launch<br>Efforts Driving Awareness and Excitement; Paving Way for Launch<br>*2H19 to Present* | |
|---|---|

- **Multi-functional team** established; meeting with key stakeholders since July
- **>6,000** physician targets reached (95% of top-decile prescribers); **1,300** top targets engaged **5.5x**
- Launched multimedia **DTC and DTP disease awareness programs** (150K unique DTC visitors; >500 patients enrolled)
- Identified, met with and educated **>300 sites of care**; began establishing referral network infrastructure
- Conducted **extensive payer meetings representing two-thirds of total lives** with positive indication of access
- Presented teprotumumab clinical results and TED education sessions at **>10 medical meetings** since Phase 3 data readout
- **Significant engagement** with advocacy and patient communities

## PDUFA Date: March 8, 2020

**Launch and Post-Launch Plans**

- **Sufficient product supply** available for commercial launch
- **Building** payer and site of care networks
- **Targeting top-tier ophthalmologists and endocrinologists (60/40 split):** high empathy, urgency and volume (top 130 targets manage 4,500 TED patients)
- **Launching branded campaign** that is motivating to physicians and patients
- **Launch-year dynamics:**
  - Manual, temporary reimbursement coding process
  - Payer approval process and pull-through
  - Continuing to establish referral infrastructure

DTC: Direct-to-consumer. DTP: Direct-to-physician. PDUFA: Prescription Drug User Fee Act.
(1) Horizon estimate.
Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale.

23

Teprotumumab: Compelling Value Proposition Number needed to treat (NNT) is a method used to describe the effectiveness of a treatment, signifying how many patients need to be treated in order to get one additional patient better who would not have gotten better without the treatment. A perfect NNT would be 1; the larger the number, the fewer people will be helped. As a general rule of thumb, an NNT of 5 or under for treating a symptomatic condition is usually considered to be acceptable. https://www.uws.edu/wp-content/uploads/2013/10/Number_Needed_to_Treat.pdf (2) Horizon estimate of patients eligible for teprotumumab each year. Compelling Value Proposition Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale. No prior treatments for Thyroid Eye Disease Multiple complex surgeries often required Unmet Need 82.9 percent achieved proptosis reduction of ≥2mm Number needed to treat for proptosis response is 1.6(1) Efficacy 6-month course of therapy with long-term durability Acute Treatment U.S. addressable incidence of 15K to 20K patients(2) Rare Disease Safety Significant benefits outweigh manageable risks

# Teprotumumab: New Development Program Evaluating Diffuse Cutaneous Scleroderma

*No Approved Therapies for this Rare Autoimmune Disease*

## Diffuse Cutaneous Scleroderma

- Chronic autoimmune disease marked by fibrosis, including hardening of skin and internal organ involvement
- Rare disease with no approved or effective treatments
- Patients typically suffer extensive fibrosis that can progress to internal organ damage
- Primarily managed by rheumatologists

## Epidemiology

- ~100K patients in U.S. diagnosed with scleroderma(1)
- Of U.S. diagnosed patients, ~30K patients are diagnosed with diffuse cutaneous scleroderma(1)

## Scientific Rationale

- Evaluating efficacy based on teprotumumab mechanism of action, which is to block IGF-1R
- Literature suggests that targeting IGF-1R could have an impact on the fibrotic process
- Initiating exploratory study to evaluate objective biomarker and clinical endpoints

(1) Horizon estimate.
IGF-1R: Insulin-like growth factor 1 receptor.
Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale.

25

KRYSTEXXA Our Flagship Medicine with Significant Growth Potential

# Gout: A Systemic Disease Often Associated with Multiple Negative Consequences

## Gout

- Most common inflammatory arthritis[1]
- Characterized by multiple comorbidities, including chronic kidney disease and hypertension
- Systemic disease; uric acid deposits can occur almost anywhere in the body

## Uncontrolled Gout

- Chronic gout refractory (unresponsive) to conventional therapies



9.5M
U.S. gout patients;
growing low-single digits(2)
3.5M
U.S. gout patients
seeking treatment(2)
~100K
Uncontrolled gout patients
~4K
Treated with KRYSTEXXA in 2019

(1) Zhu Y, Pandya BJ, Choi HK.
(2) Prevalence of gout and hyperuricemia in the U.S. general population: The National Health and Nutrition Examination Survey (NHANES) 2007-2016. Arthritis Rheum. 2019 Jun;71(6):991-999.

27

KRYSTEXXA: The Only Medicine Approved for Uncontrolled Gout(1) Rapidly Reverses Disease Progression(2) (1) Uncontrolled gout is chronic gout refractory (unresponsive) to conventional therapies. (2) Sundy JS, Baraf HSB, Yood RA, et al. Efficacy and Tolerability of Pegloticase for the Treatment of Chronic Gout in Patients. (3) McDonagh EM, Thorn CF, Callaghan JT, Altman RB, Klein TE. Pharmacogenet Genomics. 2014;24(9):464-476. Urate Allantoin Converts urate to water-soluble allantoin; Renal excretion of allantoin is up to 10x more efficient than excretion of uric acid(3) Before and After KRYSTEXXA KRYSTEXXA Mechanism of Action

1 2 3 Growth in use of KRYSTEXXA plus Methotrexate Growth in New and Existing Accounts Accelerating Nephrology Growth KRYSTEXXA: Our Commercial Strategy Has Accelerated Volume Growth Increasing Our Peak U.S. Annual Net Sales Expectations to >$1B(1) (1) Horizon estimate. (2) 2019 Company guidance of >25 percent KRYSTEXXA net sales growth. KRYSTEXXA Net Sales Driven by Vial Growth Growth Drivers 72% 65% >25%(2) >$1B(1)

Well-tolerated KRYSTEXXA Alone KRYSTEXXA plus Methotrexate n=85 n=10 n=10 n=14 KRYSTEXXA: 79 Percent Complete Response Rate Achieved in MIRROR Open-Label Trial Response Rate of KRYSTEXXA plus Methotrexate Significantly Higher than KRYSTEXXA Alone Phase 3 Clinical Trials (blinded, placebo-controlled): 36 out of 85 patients achieved a complete response. MIRROR OL (open-label): 11 out of 14 patients achieved a complete response. Albert Case Series (open-label): 8 out of 10 patients achieved a complete response. Arthritis & Rheumatology, 2019;71(S10): Abstract 1236. Peterson Botson Case Series (open-label): 10 out of 10 patients achieved a complete response. Annals of the Rheumatic Diseases, 2019;78(2):SAT0404. Note: Data from separate clinical trials may not be directly comparable due to differences in study protocols, conditions and patient populations. 79% MIRROR OL complete response rate vs. 42% Phase 3 complete response rate

KRYSTEXXA: MIRROR RCT Underway to Support Potential Label Expansion RCT: Randomized controlled trial. Immunomodulation has potential to increase KRYSTEXXA response rate Increases physician confidence Allows patients to stay on therapy longer Following MIRROR RCT readout, potential to expand label MIRROR Randomized Clinical Trial Design 135 Patients Evaluated for 24 Weeks KRYSTEXXA + methotrexate (n=90) 12 infusions: 1 every two weeks KRYSTEXXA + placebo (n=45) 12 infusions: 1 every two weeks Day 1 Week 24 Primary Endpoint Initiated Q2 2019; Data Readout Expected in 2021 Primary Endpoint at Week 24: Proportion of serum uric acid (sUA) responders (sUA <6 mg/dL) at Month 6

KRYSTEXXA: PROTECT Study Designed to Support Nephrologists’ Understanding of Efficacy Evaluating KRYSTEXXA to Improve Management of Uncontrolled Gout in Kidney Transplant Patients PROTECT: Clinical trial evaluating the effect of KRYSTEXXA on serum uric acid levels in kidney transplant patients with uncontrolled gout. Gout is 10x more frequent in kidney transplant patients PROTECT is designed to provide data for most severe chronic kidney disease patients PROTECT Trial Design 20 Kidney Transplant Patients with Uncontrolled Gout Evaluated for 24 Weeks KRYSTEXXA (n=20) 12 infusions: 1 every two weeks Day 1 Week 24 Primary Endpoint Initiated Q3 2019; Data Readout Expected in 2021 Primary Endpoint at Week 24: Proportion of serum uric acid (sUA) responders (sUA <6 mg/dL) at Month 6

KRYSTEXXA: Improving the Patient Experience through a Shorter-Infusion Study Current state KRYSTEXXA infusion duration currently 2+ hours Opportunity Open-label study evaluating the impact of administering KRYSTEXXA for a shorter-infusion duration Potential to meaningfully improve patient, physician and site-of-care experiences overall_1_131631021853224434 columns_1_131631021853224434 21_0_132146899895425410 26_0_132146899895425410 27_0_132146899895425410 Today We are in Our Strongest Position Ever Key Takeaways MIRROR: Trials evaluating the use of KRYSTEXXA in combination with methotrexate to increase the response rate. RCT: Randomized controlled trial. Teprotumumab is an investigational candidate and its safety and efficacy have not been established, and it is not approved for sale. (1) Horizon estimate. (2) MIRROR open-label response rate of 79 percent compared to Phase 3 blinded, placebo-controlled clinical trial data of 42 percent. (3) Net leverage as of Sept. 30, 2019. Increasing peak U.S. annual net sales expectations for our key growth drivers KRYSTEXXA: >$1B(1) Teprotumumab: >$1B(1) Maximizing growth drivers through additional R&D programs New: KRYSTEXXA shorter-infusion study; designed to improve patient convenience New: Teprotumumab exploratory study in diffuse cutaneous scleroderma Generated positive results of KRYSTEXXA MIRROR open-label immunomodulation trial New Data: 79 percent of patients achieved complete response(2) MIRROR RCT underway to enable KRYSTEXXA label enhancement Strengthened capital structure Significantly reduced gross debt in 2019 with 1.1x net leverage(3); below target of 2.0x

Appendix Additional Information and Reconciliations of GAAP to Non-GAAP Measures

overall_1_131631021853224434 columns_1_131631021853224434 21_0_132146899895425410 26_0_132146899895425410 27_0_132146899895425410 We Have Rapidly Evolved into a Company Focused on Rare Disease Medicines Diversified Portfolio; 6 for Rare Diseases 2 Medicines 2013: Net sales of $74 Million LTM Sept. 30, 2019: Net sales of $1.3 Billion Non-Rare Disease Medicines LTM: Last twelve months.

# Mechanism of Action of Teprotumumab for Thyroid Eye Disease



INFLAMMATION
B-CELL
IGF-1R & TSHR AUTOANTIBODIES
T-CELL
ORBITAL FIBROBLAST
PROLIFERATION AND DIFFERENTIATION
ORBITAL TISSUE AND MUSCLE EXPANSION
ORBITAL FAT CELLS EXPAND

## Thyroid Eye Disease Pathology

- The body **attacks its own orbital cells which overexpress IGF-1R**
- The IGF-1R and TSHR are linked and **form a signaling complex**
- This leads to severe inflammation and **expansion of tissue,** muscle and fat cells behind the eye
- **Causes proptosis** and optic nerve compression



B-CELL
IGF-1R & TSHR AUTOANTIBODIES
ORBITAL FIBROBLAST
TEPROTUMUMAB

## Teprotumumab Mechanism of Action[1]

- Fully human monoclonal antibody inhibitor of IGF-1R
- **Blocks IGF-1R** and **turns off signaling complex at the source** of the disease
- Intended to **reduce inflammation** and **prevent excessive cell growth behind the eye**

(1) Smith TJ and Hedegus L. N Engl J Med 2016;375:1552-65.
IGF-1R: Insulin-like growth factor-1 receptor. TSHR: Thyroid stimulating hormone receptor.
Teprotumumab is an investigational candidate and its safety and efficacy have not been established.

37

Educating Patient Community on Thyroid Eye Disease Partnering with Key Advocacy Organizations Educating Patients on TED Learning About Patient Needs

New R&D Programs to Build on Our Market Leadership Position in Uncontrolled Gout HZN-003 HZN-007(1) HemoShear Collaboration Optimized uricase and optimized PEGylation for uncontrolled gout Potency allowing potential for subcutaneous dosing Optimized uricase and PASylation for uncontrolled gout PASylation as a new approach to increasing half-life and reducing immunogenicity Potency allowing potential for subcutaneous dosing Strong capability to identify and validate novel biological targets Exploring novel approaches to treating gout Next-Generation Uncontrolled Gout Programs Potential to improve response rate and duration of treatment, and provide more convenient administration through subcutaneous dosing Novel Gout Discovery Program (1) Being developed under a collaboration agreement with XL Protein.

# Durable Orphan Franchise

| | RAVICTI® (glycerol phenylbutyrate) Oral Liquid | PROCYSBI® (cysteamine bitartrate) delayed-release capsules | ACTIMMUNE® (Interferon gamma-1b) |
|---|---|---|---|
| Indication | Urea cycle disorders (UCDs) | Nephropathic cystinosis (NC) | Chronic granulomatous disease (CGD) |
| | • UCDs are rare and life-threatening genetic diseases resulting in the body's inability to remove ammonia from the blood stream(1)<br>• UCDs cause hyperammonia that can lead to intellectual disability, seizures, coma or death(2)(3) | • NC is a rare and life-threatening, progressive, multisystem metabolic disorder(1)<br>• Without cysteamine-depleting treatment, high intracellular cystine concentrations can occur in virtually all organs and tissues, leading to irreversible cellular damage, progressive multi-organ failure and death | • CGD is a life-threatening immune disease that leads to recurrent severe bacterial and fungal infections(1)<br>• Patients have increased susceptibility to severe and recurrent bacterial and fungal infections, along with the formation and development of granulomas in most organs |
| U.S. Market | ~2,600 people with UCDs<br>~1,000 diagnosed population(4) | ~500-600 diagnosed patients<br>~400-450 diagnosed patients on cystine-depleting therapy(4) | ~1,600 people with CGD(4) |
| Growth Strategy | • Conversion from older-generation nitrogen-scavengers to RAVICTI<br>• Increase awareness of label expansion to position RAVICTI as first-line therapy<br>• Increase awareness and diagnosis of UCDs | • Conversion from older-generation cysteamine-depleting therapy to PROCYSBI<br>• Increase awareness of label expansion to position PROCYSBI as first-line therapy<br>• Drive uptake of untreated patients and optimal dosing | • Increase awareness and diagnosis of CGD<br>• Drive adoption of "triple prophylaxis" therapy – antifungal + antibiotic + immunomodulation (IFNg)<br>• Increase persistence of and adherence to treatment |

(1) See full prescribing information at www.RAVICTI.com, www.PROCYSBI.com and www.ACTIMMUNE.com. Information found on or accessible through these websites is not a part of or incorporated by reference in this presentation.
(2) Summar, 2001. (3) Haeberle, 2019. (4) Horizon estimate.

40

Inflammation Segment: Provides Cash Flow to Support Investments in Our Orphan and Rheumatology Medicines Three medicines: DUEXIS® and VIMOVO®: indicated for treatment of osteoarthritis (OA) and rheumatoid arthritis PENNSAID® 2%: indicated for treatment of OA of the knee

# We Have Transformed into a Rare Disease Focused Company through Acquisitions

**2014**

**September 2014**
Acquisition of Vidara Therapeutics Intl.

ACTIMMUNE (Interferon gamma-1b)

**2015**

RAVICTI (glycerol phenylbutyrate) Oral Liquid

**May 2015**
Acquisition of Hyperion Therapeutics, Inc.

**2016**

**January 2016**
Acquisition of Crealta Holdings LLC

KRYSTEXXA pegloticase

**2016**

12-HOUR PROCYSBI (cysteamine bitartrate) delayed-release capsules

**October 2016**
Acquisition of Raptor Pharmaceutical Corp.

**2017**

**May 2017**
Acquisition of River Vision Development Corp.

**Teprotumumab**
Late-stage development candidate for thyroid eye disease

**2018**

**HZN-003 and HZN-007**
for uncontrolled gout

**January 2018**
- Acquisition of HZN-003 from MedImmune LLC
- Partnered with XL-protein GmbH on HZN-007 (PASylated Uricase)

**2019**

**January 2019**
Collaboration with HemoShear Therapeutics LLC

**Gout Discovery Collaboration**

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Our Portfolio Is Supported by Our Intellectual Property Expertise and Long-Life Protected Patents Settled Teligent, Amneal, Paddock (Perrigo), Taro and Lupin litigations by granting a right to market no sooner than Oct. 17, 2027 In May 2017, U.S. District Court upheld ‘913 patent (extends to 2027) in case against Actavis Settled Par (first-filer) litigation with right to market Jan. 1, 2023 On-going (first-filer) litigation with Dr. Reddy’s Laboratories Settled litigation with the following parties: Mylan, Actavis and Lupin with right to market Aug. 1, 2024 Settled Par (first-filer) litigation with right to market July 1, 2025 Settled Lupin litigation with right to market 180 days after Par 9 OB-listed patents extending to 2036 Orphan Drug Exclusivity: U.S. 2020-2022 2 U.S. patents extending to 2022 18 U.S. patents extending to 2030; composition of matter to 2026 Biologic Exclusivity to 2022 Settled Actavis (first-filer) litigation with right to market Dec. 23, 2022 Orphan and Rheumatology Inflammation

GAAP to Non-GAAP Reconciliation EBITDA and Adjusted EBITDA – Three and Nine Months Ended September 30 $ in thousands

GAAP to Non-GAAP Reconciliation EBITDA and Adjusted EBITDA – Full-Year 2018 $ in thousands

GAAP to Non-GAAP Reconciliation Net Debt $ in thousands